Exhibit 99.1

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2013

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2013
This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND
Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier properties, property development and redevelopment, and investment and property management activities.
Our Property Portfolio
Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of June 30, 2013, we owned interests in and asset managed 14 operating properties with 9.8 million rentable square feet and provided leasing, asset and/or property management services on behalf of third parties for an additional three operating properties with 1.9 million rentable square feet.
Our Partnerships and Joint Ventures
Our sponsorship of partnerships and joint ventures provides us with institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services.
TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $2.9 million and $10.9 million is currently unfunded by CalSTRS and us, respectively. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”), is the managing member, currently owns six office properties.
TPG/CalSTRS Austin, LLC is a joint venture between TPG Austin Partner, LLC and CalSTRS, in which each partner owns 50.0%. TPG Austin Partner, LLC, the managing member, is a joint venture between our operating partnership, TPG, and Madison International Realty ("Madison"), which have ownership interests of 66.7% and 33.3%, respectively. As of June 30, 2013, TPG/CalSTRS Austin, LLC owns five properties in Austin, Texas. TPG's effective ownership interest in the Austin properties is 33.3%. As of June 30, 2013, TPG/CalSTRS Austin, LLC has total capital commitments of $250.0 million, of which $10.4 million, $6.9 million and $3.5 million is unfunded by CalSTRS, TPG and Madison, respectively.
Estimated Net Asset Value Workbook (NAV Workbook)
Along with this Supplemental Financial Information, we are making available a Net Asset Value (NAV) Workbook to facilitate a calculation of an estimated NAV per share for TPGI. The NAV Workbook (in the form of a Microsoft Excel file) can be found on our website, www.tpgre.com, in the Supplemental Financial Information section of the Investor Relations tab. The NAV Workbook presents information from this Supplemental Financial Information, and allows the insertion of capitalization rates and multiples which are used to calculate an estimated NAV for specific portions of our business. The resulting values and a calculation of NAV per share are then summarized in the NAV Workbook.
Recent Events
Sale of Campus El Segundo
In May 2013, the Company sold the remaining 23.9 acres of land in its Campus El Segundo project, located in the City of El Segundo in the County of Los Angeles, including athletic facility naming rights and a building previously used as a marketing center. The sales price for the land and related assets was $48.5 million. After closing adjustments and prorations, and payment in full of a $14.5 million mortgage loan, the Company received net proceeds of $33.3 million.
Murano Mortgage Loan
Subsequent to June 30, 2013, we paid off in full the Murano mortgage loan, which had a balance of $0.5 million as of June 30, 2013.
NYSE Listing
In May 2013, we transferred the listing of our common stock from the NASDAQ Global Market to the New York Stock Exchange ("NYSE").

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND - CONTINUED
Agreement with CalSTRS

On July 31, 2013, TPG elected to exercise its option to liquidate the TPG/CalSTRS joint venture. In connection with the liquidation, on or before September 30, 2013, subject to certain closing conditions, TPG will make an equity contribution of approximately $163.8 million to TPG/CalSTRS (the “Contribution Amount”). In the liquidation, TPG/CalSTRS will distribute to CalSTRS the Contribution Amount and the entities that own City National Plaza, subject to existing mortgage debt, and will distribute to TPG the entities that own CityWestPlace and San Felipe Plaza in Houston and three properties in Northern Virginia, also subject to existing mortgage debt. Unless waived by CalSTRS, the liquidation will be subject to CalSTRS having a binding agreement on its own behalf to sell City National Plaza to a third party immediately after the closing of the liquidation.

Thomas Properties Group, Inc.
Supplemental Financial Information
OPERATING AND FINANCIAL INFORMATION
Financial Measures
This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain non- GAAP financial measures. We believe the non-GAAP financial measures provide supplemental information helpful to an understanding of our results of operations and financial condition. Along with net income, we use After Tax Cash Flow (“ATCF”), to report operating results. ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. Although this financial measure is not presented in accordance with GAAP, we believe this measure assists investors in understanding our business and operating results by providing useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP. See pages 8 - 9 for a discussion of ATCF and a reconciliation of ATCF to net income (loss).
Unconsolidated Real Estate Entities Statements of Operations and Unconsolidated Real Estate Entities Balance Sheets
We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Included in this supplemental financial information are combined statements of operations and combined balance sheets for our unconsolidated real estate entities. We believe this information is useful to investors as this provides information regarding the operations and financial position of the unconsolidated investments. We present the results of our unconsolidated investments at 100% and at our proportionate share of ownership. Our management considers the performance of our unconsolidated investments as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. See pages 6 - 7 of this supplemental financial information.

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Rental	$7,910	$7,684	$15,299	$15,530
Tenant reimbursements	5,393	4,981	10,969	10,402
Parking and other	828	745	2,208	1,485
Investment advisory, management, leasing and development services	636	733	1,528	1,664
Investment advisory, management, leasing and development services- unconsolidated real estate entities	3,178	4,219	6,282	8,321
Reimbursement of property personnel costs	903	1,356	2,033	2,867
Condominium sales	3,395	1,045	7,793	1,964
Total revenues	22,243	20,763	46,112	42,233
Expenses:
Property operating and maintenance	6,505	5,751	13,123	12,015
Real estate and other taxes	1,942	1,965	3,937	3,885
Investment advisory, management, leasing and development services	2,288	3,000	4,208	5,994
Reimbursable property personnel costs	903	1,356	2,033	2,867
Cost of condominium sales	2,773	721	6,411	1,393
Interest	3,303	4,216	7,244	8,454
Depreciation and amortization	3,920	4,152	8,112	7,662
General and administrative	4,553	4,892	12,480	9,131
Impairment loss	—	—	753	—
Total expenses	26,187	26,053	58,301	51,401
Interest income	91	8	114	13
Equity in net income (loss) of unconsolidated real estate entities	(3,565)	(794)	(6,321)	(816)
Gain (loss) on sale of real estate	141	—	(559)	—
Income (loss) before income taxes and noncontrolling interests	(7,277)	(6,076)	(18,955)	(9,971)
Benefit (provision) for income taxes	(18)	(31)	(40)	(74)
Net income (loss)	(7,295)	(6,107)	(18,995)	(10,045)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	1,289	1,550	3,711	2,591
Partners in consolidated real estate entities	455	(247)	764	(470)
	1,744	1,303	4,475	2,121
TPGI's share of net income (loss)	$(5,551)	$(4,804)	$(14,520)	$(7,924)
Income (loss) per share-basic and diluted	$(0.12)	$(0.12)	$(0.31)	$(0.21)
Weighted average common shares-basic and diluted	46,610,859	38,591,868	46,419,772	37,664,573

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2013	December 31, 2012		June 30, 2013	December 31, 2012
	(unaudited)	(audited)		(unaudited)	(audited)
ASSETS			LIABILITIES AND EQUITY
Investments in real estate:			Liabilities:
Operating properties, net	$267,844	$267,798	Mortgage loans	$261,738	$259,995
Land improvements—development properties, net	6,331	6,403	Accounts payable and other liabilities, net	17,165	20,195
Investments in real estate, net	274,175	274,201	Unrecognized tax benefits	8,027	8,027
Condominium units held for sale	32,095	37,891	Losses and distributions in excess of investments in unconsolidated real estate entities	11,366	10,084
Investments in unconsolidated real estate entities	68,429	106,210	Prepaid rent	2,355	1,784
Cash and cash equivalents, unrestricted	127,879	76,689	Deferred revenue	11,250	10,566
Restricted cash	3,935	11,611	Below market rents, net	107	124
Marketable securities	9,879	—	Mortgage loans associated with land held for sale	—	21,380
Rents and other receivables, net	1,401	1,825	Total liabilities	312,008	332,155
Receivables from unconsolidated real estate entities	2,216	2,347	Equity:
Deferred rents	20,343	18,994	Stockholders’ equity:
Deferred leasing and loan costs, net	12,556	10,716	Common stock	470	461
Above market rents, net	91	191	Limited voting stock	116	123
Deferred tax asset, net of valuation allowance	8,027	8,027	Additional paid-in capital	261,833	258,780
Other assets, net	5,549	2,004	Retained deficit and dividends	(100,140)	(83,635)
Assets associated with land held for sale	—	60,286	Total stockholders’ equity	162,279	175,729
Total assets	$566,575	$610,992	Noncontrolling interests:
			Unitholders in the Operating Partnership	37,781	44,154
			Partners in consolidated real estate entities	54,507	58,954
			Total noncontrolling interests	92,288	103,108
			Total equity	254,567	278,837
			Total liabilities and equity	$566,575	$610,992

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)
The following are the combined statements of operations of our unconsolidated real estate entities for the three and six months ended June 30, 2013 and 2012, and TPGI's share of such amounts.

	Combined Total				TPGI's Share
	Three months ended		Six months ended		Three months ended		Six months ended
	June 30,		June 30,		June 30,		June 30,
	2013	2012	2013	2012	2013	2012	2013	2012
Revenues:
Rental	$38,154	$37,772	$75,735	$75,536	$8,743	$4,964	$17,336	$10,013
Tenant reimbursements	21,520	19,268	41,189	39,147	4,646	2,340	9,074	4,677
Parking and other	7,765	7,594	16,232	14,985	1,555	872	3,259	1,709
Total revenues	67,439	64,634	133,156	129,668	14,944	8,176	29,669	16,399
Expenses:
Property operating and maintenance	25,099	27,536	49,330	53,139	4,611	2,988	9,072	6,057
Real estate and other taxes	8,432	9,000	16,902	16,972	2,265	1,135	4,540	2,184
Interest	20,452	25,949	40,776	51,191	5,001	2,607	9,962	5,180
Depreciation and amortization	22,655	21,209	46,053	43,054	5,452	2,242	10,899	4,599
Total expenses	76,638	83,694	153,061	164,356	17,329	8,972	34,473	18,020
Income (loss) from continuing operations	(9,199)	(19,060)	(19,905)	(34,688)	(2,385)	(796)	(4,804)	(1,621)
Gain (loss) on disposition of real estate	—	—	(6)	—	—	—	(1)	—
Discontinued operations:
Net income (loss) from discontinued operations before gain (loss) on disposition of real estate and impairment loss	35	(7,570)	427	(6,838)	6	(425)	182	(280)
Gain (loss) on disposition of real estate	(79)	3	1,222	(35)	(27)	427	407	1,085
Income (loss) from discontinued operations	(44)	(7,567)	1,649	(6,873)	(21)	2	589	805
Net income (loss)	$(9,243)	$(26,627)	$(18,262)	$(41,561)	$(2,406)	$(794)	$(4,216)	$(816)
Noncontrolling interests' share of TPG Austin Partner, LLC					(1,159)	—	(2,105)	—
TPGI's share of equity in net income (loss) of unconsolidated real estate entities					$(3,565)	$(794)	$(6,321)	$(816)

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS
(in thousands)
(unaudited)
The following are the combined balance sheets of our unconsolidated real estate entities as of June 30, 2013 and December 31, 2012, and TPGI's share of such amounts.

	Combined Total		TPGI's Share
	June 30,	December 31,	June 30,	December 31,
	2013	2012	2013	2012
ASSETS
Investments in real estate, net	$1,479,505	$1,497,828	$342,801	$346,538
Cash and cash equivalents, unrestricted	39,284	28,629	7,754	5,994
Restricted cash	7,066	16,797	1,906	5,172
Rents and other receivables, net	1,973	2,877	488	458
Above market rents, net	902	1,048	301	349
Deferred rents	65,939	63,614	10,052	7,642
Deferred leasing and loan costs, net	117,048	128,623	28,710	34,046
Other assets	8,371	4,855	1,293	800
Assets associated with discontinued operations	120	74,957	40	25,506
Total assets	$1,720,208	$1,819,228	$393,345	$426,505

LIABILITIES AND EQUITY
Mortgage loans	$1,310,474	$1,376,343	$314,864	$336,702
Mortgage loan - related party	64,082	—	21,361	—
Accounts and interest payable and other liabilities	54,829	62,036	10,744	13,912
Below market rents, net	27,671	32,075	8,660	9,995
Prepaid rent and deferred revenue	5,314	6,030	1,446	1,544
Liabilities associated with discontinued operations	147	4,735	28	1,488
Total liabilities	1,462,517	1,481,219	357,103	363,641
Equity	257,691	338,009	36,242	62,864
Total liabilities and equity	$1,720,208	$1,819,228	$393,345	$426,505

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; viii) gain from extinguishment of debt; ix) impairment loss; and x) loss (gain) on sale of real estate. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the three months ended June 30, 2013						For the three months ended June 30, 2012
		Plus Unconsolidated Investments at TPGI's Share		Less Non-Controlling Interests Share				Plus Unconsolidated Investments at TPGI's Share
	Consolidated	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations	TPGI's Share	Consolidated	Continuing Operations	Discontinued Operations	TPGI's Share
Net income (loss)	$(5,551)	$—	$—	$—	$—	$(5,551)	$(4,804)	$—	$—	$(4,804)
Income tax (benefit) provision	18	—	—	—	—	18	31	—	—	31
Noncontrolling interests - unitholders in the Operating Partnership	(1,289)	—	—	—	—	(1,289)	(1,550)	—	—	(1,550)
Depreciation and amortization	3,920	7,314	(4)	(1,862)	—	9,368	4,152	2,243	203	6,598
Amortization of loan costs	112	(55)	—	28	—	85	160	74	9	243
Non-cash compensation expense	304	—	—	—	—	304	263	—	—	263
Straight-line rent adjustments	(360)	(671)	—	273	—	(758)	(88)	6	(15)	(97)
Adjustments to reflect the fair market value of rent	40	(939)	—	290	—	(609)	11	(191)	(5)	(185)
Loss (gain) on sale of real estate	(141)	—	—	—	—	(141)	—	—	—	—
ATCF before income taxes	$(2,947)	$5,649	$(4)	$(1,271)	$—	$1,427	$(1,825)	$2,132	$192	$499

TPGI's share of ATCF before income taxes (1)	$(2,353)	$4,510	$(3)	$(1,015)	$—	$1,139	$(1,380)	$1,613	$145	$378
TPGI's income tax benefit (expense) - current	(18)	—	—	—	—	(18)	(19)	—	—	(19)
TPGI's share of ATCF	$(2,371)	$4,510	$(3)	$(1,015)	$—	$1,121	$(1,399)	$1,613	$145	$359

ATCF per share - basic						$0.02				$0.01
ATCF per share - diluted						$0.02				$0.01
Dividends paid per share						$0.02				$0.015
Weighted average common shares outstanding - basic						46,610,859				38,591,868
Weighted average common shares outstanding - diluted						46,875,641				38,961,852

(1) Based on an interest in our operating partnership of 79.83% and 75.63% for the three months ended June 30, 2013 and 2012, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; viii) gain from extinguishment of debt; ix) impairment loss; and x) loss (gain) on sale of real estate. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the six months ended June 30, 2013						For the six months ended June 30, 2012
		Plus Unconsolidated Investments at TPGI's Share		Less Non-Controlling Interests Share				Plus Unconsolidated Investments at TPGI's Share
	Consolidated	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations	TPGI's Share	Consolidated	Continuing Operations	Discontinued Operations	TPGI's Share
Net income (loss)	$(14,520)	$—	$—	$—	$—	(14,520)	$(7,924)	$—	$—	$(7,924)
Income tax (benefit) provision	40	—	—	—	—	40	74	—	—	74
Noncontrolling interests - unitholders in the Operating Partnership	(3,711)	—	—	—	—	(3,711)	(2,591)	—	—	(2,591)
Depreciation and amortization	8,112	14,727	230	(3,830)	(86)	19,153	7,662	4,599	377	12,638
Amortization of loan costs	273	(109)	—	56	—	220	320	150	14	484
Non-cash compensation expense	1,257	—	—	—	—	1,257	911	—	—	911
Straight-line rent adjustments	(34)	(1,362)	(31)	494	10	(923)	(355)	(7)	(20)	(382)
Adjustments to reflect the fair market value of rent	83	(1,864)	11	577	(4)	(1,197)	19	(422)	(21)	(424)
Impairment loss	753	—	—	—	—	753	—	—	—	—
Loss (gain) on sale of real estate	559	—	—	—	—	559	—	—	—	—
ATCF before income taxes	$(7,188)	$11,392	$210	$(2,703)	$(80)	$1,631	$(1,884)	$4,320	$350	$2,786

TPGI's share of ATCF before income taxes (1)	$(5,722)	$9,068	$167	$(2,151)	$(64)	$1,298	$(1,416)	$3,248	$263	$2,095
TPGI's income tax benefit (expense) - current	(40)	—	—	—	—	(40)	(36)	—	—	(36)
TPGI's share of ATCF	$(5,762)	$9,068	$167	$(2,151)	$(64)	$1,258	$(1,452)	$3,248	$263	$2,059

ATCF per share - basic						$0.03				$0.05
ATCF per share - diluted						$0.03				$0.05
Dividends paid per share						$0.04				$0.03
Weighted average common shares outstanding - basic						46,419,772				37,664,573
Weighted average common shares outstanding - diluted						46,684,554				38,020,891

(1) Based on an interest in our operating partnership of 79.60% and 75.18% for the six months ended June 30, 2013 and 2012, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Three months ended June 30, 2013	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$466	$66	$1,022	$66	$1,620
Unconsolidated real estate entities	1,935	170	1,057	1,275	4,437
Unaffiliated real estate entities	395	92	60	89	636
Total investment advisory, management, leasing and development services revenue	$2,796	$328	$2,139	$1,430	6,693
Investment advisory, management, leasing and development services expenses					(2,288)
Net investment advisory, management, leasing and development services income					$4,405

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,693
Elimination of intercompany fee revenues					(2,879)
Investment advisory, management, leasing and development services revenue, as reported					$3,814

Three months ended June 30, 2012
Source of revenues:
Consolidated real estate entities	$438	$94	$130	$66	$728
Unconsolidated real estate entities	2,086	117	1,444	1,138	4,785
Unaffiliated real estate entities	475	80	99	80	734
Total investment advisory, management, leasing and development services revenue	$2,999	$291	$1,673	$1,284	6,247
Investment advisory, management, leasing and development services expenses					(3,000)
Net investment advisory, management, leasing and development services income					$3,247

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,247
Elimination of intercompany fee revenues					(1,295)
Investment advisory, management, leasing and development services revenue, as reported					$4,952

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Six months ended June 30, 2013	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$905	$182	$1,056	$134	$2,277
Unconsolidated real estate entities	3,872	336	2,101	2,526	8,835
Unaffiliated real estate entities	896	207	257	168	1,528
Total investment advisory, management, leasing and development services revenue	$5,673	$725	$3,414	$2,828	12,640
Investment advisory, management, leasing and development services expenses					(4,208)
Net investment advisory, management, leasing and development services income					$8,432

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$12,640
Elimination of intercompany fee revenues					(4,830)
Investment advisory, management, leasing and development services revenue, as reported					$7,810

Six months ended June 30, 2012
Source of revenues:
Consolidated real estate entities	$874	$172	$195	$134	$1,375
Unconsolidated real estate entities	4,205	466	2,490	2,293	9,454
Unaffiliated real estate entities	955	140	410	160	1,665
Total investment advisory, management, leasing and development services revenue	$6,034	$778	$3,095	$2,587	12,494
Investment advisory, management, leasing and development services expenses					(5,994)
Net investment advisory, management, leasing and development services income					$6,500

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$12,494
Elimination of intercompany fee revenues					(2,509)
Investment advisory, management, leasing and development services revenue, as reported					$9,985

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA
Our Operating Properties

		As of June 30, 2013			TPGI's Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased	TPGI's Percentage Interest	Rentable Square Feet	Trailing Twelve Months Ended June 30, 2013 Adjusted Historical NOI - Cash Basis (3)	Current Annualized NOI (4)	Pro-Forma Annualized NOI at 95% Occupancy (5)	Currently Committed Leasing Capital Costs (6)	Estimated Incremental Leasing Capital Costs (6)	Net Current Assets	Encumbrances at June 30, 2013
Consolidated Operating Properties
One Commerce Square (7)	Philadelphia, PA	942,866	87.6%	75.0%	707,150	$14,067	$15,622	$16,885	$(1,712)	$(3,860)	$—	$143,348
Two Commerce Square (7)	Philadelphia, PA	953,276	87.3	75.0	714,957	11,735	13,143	14,469	(4,754)	(4,052)	—	123,169
Four Points Centre	Austin, TX	192,062	99.1	100.0	192,062	972	3,112	2,983	(1,301)	—	—	23,276	(8)
Subtotal Consolidated Operating Properties		2,088,204	88.5		1,614,169	26,774	31,877	34,337	(7,767)	(7,912)	—	289,793

Joint Venture Operating Properties
TPG/CalSTRS Joint Venture:
City National Plaza	Los Angeles, CA	2,496,084	88.1	7.9	198,127	3,694	3,919	4,246	(670)	(952)	592	27,821
San Felipe Plaza	Houston, TX	980,472	86.5	25.0	245,118	3,187	3,567	4,005	(1,722)	(1,001)	(502)	27,500
CityWestPlace	Houston, TX	1,473,020	99.0	25.0	368,255	5,809	6,733	6,461	(204)	—	1,343	53,119
Subtotal TPG/CalSTRS Joint Venture		4,949,576	91.0		811,500	12,690	14,219	14,712	(2,596)	(1,953)	1,433	108,440

TPG/CalSTRS Austin Joint Venture:
Frost Bank Tower	Austin, TX	535,078	94.8	33.3	178,358	4,835	5,169	5,181	(52)	(25)	(809)	50,000
300 West 6th Street	Austin, TX	454,225	89.9	33.3	151,407	3,285	4,466	4,691	(404)	(503)	(983)	42,333
San Jacinto Center	Austin, TX	410,248	81.2	33.3	136,748	2,411	2,783	3,264	(12)	(1,132)	(380)	33,666
One Congress Plaza	Austin, TX	518,385	83.5	33.3	172,793	2,961	3,140	3,674	(198)	(1,247)	(1,063)	42,666
One American Center	Austin, TX	503,951	75.9	33.3	167,982	1,724	2,582	3,416	(998)	(1,925)	(1,217)	40,000
Subtotal TPG/CalSTRS Austin, Joint Venture		2,421,887	85.2		807,288	15,216	18,140	20,226	(1,664)	(4,832)	(4,452)	208,665
Total / Average		9,459,667	89.0%		3,232,957	$54,680	$64,236	$69,275	$(12,027)	$(14,697)	$(3,019)	$606,898

Properties Subject to Special Servicer Oversight:
Fair Oaks Plaza (9)	Fairfax, VA	179,688	83.8%	25.0%	44,922							$11,075
Reflections I (10)	Reston, VA	123,546	—	25.0	30,887							5,121
Reflections II (10)	Reston, VA	64,253	—	25.0	16,063							2,133
		367,487			91,872							$18,329
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Footnotes to Portfolio Data on previous page:

(1)
TPGI's share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property with certain exceptions for Commerce Square (see footnote 7 below).

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail).

(3)	Adjusted historical net operating income (“NOI”) - cash basis represents the sum of (in thousands):

		Less	Plus	Trailing
	Twelve	Six	Six	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
	December 31, 2012	June 30, 2012	June 30, 2013	June 30, 2013
Rental, tenant reimbursements, and parking and other revenue	$54,922	$(27,417)	$28,476	$55,981
Property operating and maintenance expenses and real estate taxes	(31,860)	15,900	(17,060)	(33,020)
Consolidated Net Operating Income	23,062	(11,517)	11,416	22,961

Rental, tenant reimbursements, and parking and other revenue	41,424	(16,399)	29,669	54,694
Property operating and maintenance expenses and real estate taxes	(20,283)	8,241	(13,612)	(25,654)
TPGI's Share of Unconsolidated Net Operating Income	21,141	(8,158)	16,057	29,040

Adjustments:
Straight line and other GAAP rent adjustments	(1,878)	778	(2,086)	(3,186)
Free rent granted and termination fees earned for the period	3,896	(1,559)	2,371	4,708
Net operating (income) loss from development and other properties	777	(410)	400	767
Net operating (income) loss from properties subject to special servicer oversight	(583)	(339)	237	(685)
Net operating income from sold properties	(875)	357	(88)	(606)
Elimination of intercompany revenues and expenses	(2,132)	(101)	1,170	(1,063)
Adjustment to revenues and operating expenses for change in ownership interest in Austin (a)	8,570	(5,826)	—	2,744
Adjusted Historical Net Operating Income - Cash Basis	$51,978	$(26,775)	$29,477	$54,680
(a) Adjusted Historical NOI reflects the Austin portfolio at 33.33%.

(4)
Current annualized net operating income represents the sum of i) TPGI's share of net operating income for the month of July 2013, annualized; and ii) the annual straight-line rent adjustment for existing leases which were in place as of June 30, 2013, calculated as if the leases began on June 30, 2013.

(5)
For properties that are less than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) an upward adjustment to net operating income based on current market rent to achieve 95% occupancy. For properties that are more than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) a downward adjustment to net operating income based on average in place rent to achieve 95% occupancy.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

(6)
Currently committed leasing capital costs represent existing contractual obligations for tenant improvement and leasing commission costs for leases in place as of June 30, 2013. Estimated incremental leasing capital costs represents capital expenditures, including tenant improvements and leasing commissions, expected to be spent to achieve 95% occupancy.

(7)
Brandywine Realty Trust ("BDN") has a 25% preferred equity position in the partnerships that own Commerce Square, for which it contributed $25.8 million. The preferred equity, which earns a preferred return of 9.25%, is being invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square. Although TPGI's percentage interest has been reflected as 75%, the NOI amounts, leasing and capital cost amounts, and encumbrances are reflected at 100%, and the preferred equity balances and accrued preferred returns of $17.4 million and $11.2 million have been included in the encumbrances of One Commerce Square and Two Commerce Square, respectively.

(8)	An additional $0.5 million may be borrowed under this loan.

(9)
The borrower under the mortgage loan secured by this property did not make the debt service payment due July 9, 2013. The loan has been assigned to a special servicer. The special servicer has issued a notice of default and instituted cash management procedures to establish a restricted account. We are engaged in initial discussions with the special servicer regarding possible resolutions. The default interest rate is 10.52%. TPG's equity investment balance in this unconsolidated property is a deficit balance of approximately $1.2 million.

(10)
The borrower under mortgage loans secured by these properties ceased making debt service payments in February 2013. The special servicer has issued notices of default, but has not taken any further action in response. TPG is in discussions with the special servicer regarding possible resolutions of these loans. The borrowers are accruing interest on these loans at a default rate, which is 10.23% per annum for Reflections I and 10.22% per annum for Reflections II. TPG's equity investment balance in these unconsolidated properties is not material.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Expirations
The following table presents a summary of lease expirations for our portfolio for leases in place at June 30, 2013, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI's Share of Consolidated and Unconsolidated Properties' Lease Expirations (1)
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration
Vacant	359,032	11.1%	$—	$—
2013	85,140	2.6	17.32	18.23
2014	287,627	8.9	16.58	20.95
2015	316,925	9.8	18.28	23.68
2016	169,891	5.3	21.47	23.52
2017	362,000	11.2	17.16	23.53
2018	303,399	9.4	9.73	20.02
2019	116,701	3.6	21.04	25.57
2020	357,897	11.1	15.55	22.79
2021	404,595	12.5	16.17	24.94
2022	142,654	4.4	14.74	25.25
Thereafter	327,096	10.1	13.19	26.91
Total/Weighted Average	3,232,957	100.0%	$15.95	$23.42

(1) Removed properties subject to special servicer oversight.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Activity

	TPGI's Share
	For the Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Retention (square feet):
Retained tenants	156,693	12,743	67,564	59,147	63,226
Leases expired and terminated	210,757	91,020	108,250	101,973	106,563
Retention %	74.3%	14.0%	62.4%	58.0%	59.3%

All Leases Signed (square feet)	286,712	45,356	208,223	182,528	78,378
Weighted Average Lease Term (years):	7.4	5.6	7.4	7.6	7.8
Weighted Average Free Rent Term (months):	3.2	3.5	2.5	4.7	4.2
Total Capital Costs Committed (per square foot per lease year) (1):
New leases	$5.67	$6.99	$5.85	$6.92	$5.16
Renewals	$2.69	$4.37	$3.42	$1.73	$2.47
Combined	$3.93	$6.34	$4.79	$6.20	$3.32

Quarterly Leasing Spread (square feet):
New leases	100,435	25,543	78,469	61,488	17,333
Renewals	152,356	12,405	63,082	32,637	56,866
Total Leases Subject to Comparison (square feet)	252,791	37,948	141,551	94,125	74,199

New Leases/Expansions:
Expiring Cash Rental Rate	$22.03	$20.31	$18.52	$21.38	$17.73
Initial Cash Rental Rate	$19.65	$20.83	$17.48	$20.21	$21.61
Increase (decrease) %	(10.8)%	2.6%	(5.6)%	(5.5)%	21.9%

Expiring GAAP Rental Rate	$19.69	$19.72	$17.05	$19.82	$16.66
New GAAP Rental Rate	$20.68	$21.36	$18.55	$21.84	$22.36
Increase (decrease) %	5.0%	8.3%	8.8%	10.2%	34.2%

Renewals of Existing Leased Space:
Expiring Cash Rental Rate	$17.54	$15.92	$15.64	$16.63	$14.91
Initial Cash Rental Rate	$17.57	$24.73	$18.52	$21.60	$15.36
Increase (decrease) %	0.2%	55.3%	18.4%	29.9%	3.0%

Expiring GAAP Rental Rate	$16.80	$15.72	$16.40	$15.75	$13.88
New GAAP Rental Rate	$19.40	$25.06	$23.46	$22.45	$16.61
Increase (decrease) %	15.5%	59.4%	43.0%	42.5%	19.7%

Combined:
Expiring Cash Rental Rate	$19.32	$18.88	$17.22	$19.71	$15.56
Initial Cash Rental Rate	$18.40	$22.10	$17.94	$20.69	$16.82
Increase (decrease) %	(4.8)%	17.1%	4.2%	5.0%	8.1%

Expiring GAAP Rental Rate	$17.94	$18.41	$16.75	$18.39	$14.52
New GAAP Rental Rate	$19.91	$22.57	$20.74	$22.05	$17.95
Increase (decrease) %	11.0%	22.6%	23.8%	19.9%	23.6%
(1) Includes tenant improvements and leasing commissions.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
 ($ in thousands except for average amounts)
Our Development Properties

					Entitlements		TPGI's Share as of June 30, 2013
	Location	TPGI's Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Status	Costs Incurred to Date		Average Cost Per Square Foot		Loan Balance
Pre-Development
Four Points Centre	Austin, TX	100%	19.0	Office/ Retail/ R&D/ Hotel	480,000	Entitled	$6,330	(1)	$13.19		—
CityWestPlace land	Houston, TX	25	9.9	Office/ Retail/ Residential	500,000	Entitled	1,520		12.16	(2)	—
					980,000		$7,850		$12.66

Condominium Units Held for Sale				As of June 30, 2013
	Location	TPGI's Percentage Interest (3)	Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (4)	Total Square Feet Remaining To Be Sold	List Price Per Square Foot to Be Sold (5)	Book Carrying Value	Loan Balance (6)
Murano	Philadelphia, PA	73%	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units	261	294,566	$521	41	56,764	$474 to $1,236	$32,095	$481

(1)	Inclusive of capitalized interest.

(2)	Average cost per square foot for CityWestPlace land is based on total costs incurred to date of $6.1 million, including TPGI's share of $1.5 million.

(3)
We consolidate our Murano residential condominium project which we control. Our unaffiliated partner's interest is reflected in our consolidated balance sheets under the "Noncontrolling Interests" caption. Our partner has a stated ownership interest of 27%. After full repayment of the Murano mortgage loan, which occurred on July 23, 2013, net proceeds from the project will be distributed based on an order of preferences described in the partnership agreement. The Company anticipates that we will receive distributions in excess of our stated 73% ownership interest according to these distribution preferences.

(4)
Of the 41 units remaining to sell as of June 30, 2013, 39 units are on high-rise floors with superior views. Subsequent to June 30, 2013, we closed the sales of four units, which reduced the number of units remaining to be sold to 37, and four units remain under contract, which if they close, will bring the number of units remaining to be sold to 33.

(5)	The average list price per square foot is $712.

(6)	This loan was paid off subsequent to June 30, 2013.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Our Managed Properties

We provide leasing, asset and/or property management services on behalf of third parties for the following properties:

Managed Properties	Location	Rentable Square Feet	Percent Leased	Managed by TPG since
800 South Hope Street	Los Angeles, CA	242,176	98.5%	2000
CalEPA Headquarters	Sacramento, CA	950,939	100.0	2000
1835 Market Street	Philadelphia, PA	686,503	84.3	2002
Total/Weighted Average		1,879,618	94.1%

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY
(in thousands)

	As of June 30, 2013
Mortgages Loans	Interest Rate	Principal Amount	TPGI's Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2013 Maturity Date at End of Extension Options
Murano mortgage loan (1)	4.00%	$481	$481	12/15/2013	12/15/2013
2015 Maturity Date at End of Extension Options
Four Points Centre (2)	3.75%	23,276	23,276	7/31/2014	7/31/2015
2016 Maturity Date at End of Extension Options
City National Plaza - note payable to former partner	5.75%	500	40	1/4/2016	1/4/2016
One Commerce Square	5.67%	125,981	94,486	1/6/2016	1/6/2016
CityWestPlace (Buildings I & II)	6.16%	118,394	29,599	7/6/2016	7/6/2016
		244,875	124,125
2017 Maturity Date at End of Extension Options
Frost Bank Tower	6.06%	150,000	50,000	6/11/2017	6/11/2017
One Congress Plaza	6.08%	128,000	42,666	6/11/2017	6/11/2017
300 West 6th Street	6.01%	127,000	42,333	6/11/2017	6/11/2017
One American Center	6.03%	120,000	40,000	6/11/2017	6/11/2017
San Jacinto Center	6.05%	101,000	33,666	6/11/2017	6/11/2017
		626,000	208,665
2018 and Thereafter- Maturity Date at End of Extension Options
San Felipe Plaza	4.78%	110,000	27,500	12/1/2018	12/1/2018
CityWestPlace (Buildings III & IV)	5.03%	94,078	23,520	3/5/2020	3/5/2020
City National Plaza - senior mortgage loan	5.90%	350,000	27,781	7/1/2020	7/1/2020
Two Commerce Square (3)	3.96%	112,000	84,000	4/5/2023	4/5/2023
		666,078	162,801
Total		$1,560,710	$519,348
Weighted average interest rate at June 30, 2013	5.66%

Loans on Properties Subject to Special Servicer Oversight:
Fair Oaks Plaza (4)	5.52%	$44,300	$11,075	2/9/2017	2/9/2017
Reflections I (5)	5.23%	20,484	5,121	4/1/2015	4/1/2015
Reflections II (5)	5.22%	8,533	2,133	4/1/2015	4/1/2015
Total properties subject to special servicer oversight		$73,317	$18,329
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY - CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)	The Murano loan bears interest at the one-month LIBOR plus 3.75% and was scheduled to mature on December 15, 2013. The loan balance was paid off in full on July 23, 2013.

(2)
The Four Points Centre loan bears interest at LIBOR plus 3.50%. As of June 30, 2013, the loan has an unfunded balance of $0.5 million which is available to fund any remaining project costs. The loan has a one-year extension option at our election subject to certain conditions. The option to extend is subject to (1) a loan-to-value ratio and a minimum appraised land ratio of 62.5%, and (2) the adjusted net operating income of the property and improvements as a percentage of the outstanding principal balance must be at least 10.0%. If these requirements are not met, we can pay down the principal balance in an amount sufficient to satisfy these requirements. The debt yield is calculated by dividing the net operating income of the property by the outstanding principal balance of the loan. Through June 30, 2013, the property has generated net operating losses.

Beginning in August 2014, we are required to pay down the loan balance by $42,000 each month. We have guaranteed completion of the tenant improvements and 46.5% of the balance of the outstanding principal balance and interest payable on the loan, which results in a maximum guarantee of $10.8 million as of June 30, 2013. We have agreed to certain financial covenants on this loan as the guarantor, which we were in compliance with as of June 30, 2013.

(3)
The mortgage loan is subject to interest only payments through March 5, 2018, and thereafter, principal and interest payments are due based on a thirty-year amortization schedule. The loan may be defeased, and is subject to yield maintenance payments for any prepayments made 60 days prior to the maturity date.

(4)
The borrower under the mortgage loan secured by this property did not make the debt service payment due July 9, 2013. The loan has been assigned to a special servicer. The special servicer issued a notice of default and has instituted cash management procedures to establish a restricted account. We are engaged in initial discussions with the special servicer regarding possible resolutions. The default interest rate is 10.52%. TPG's equity investment balance in this unconsolidated property is a deficit balance of approximately $1.2 million.

(5)
The borrower under mortgage loans secured by these properties ceased making debt service payments in February 2013. The special servicer has issued notices of default, but has not taken any further action in response. TPG is in discussions with the special servicer regarding possible resolutions of these loans. The borrowers are accruing interest on these loans at a default rate, which is 10.23% per annum for Reflections I and 10.22% per annum for Reflections II since March 2013. On a net basis, TPG's equity investment balance in these properties is not material.

Thomas Properties Group, Inc.
Supplemental Financial Information
CAPITAL STRUCTURE
(in thousands, except share data)
The following is the capital structure of TPGI as of June 30, 2013:

Debt		Aggregate Principal
Mortgage loans		$261,738
Company share of unconsolidated debt		317,896
Company share of unconsolidated debt subject to special servicer oversight		18,329
Total combined debt		$597,963

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	46,969,703	$248,939
Operating partnership units (2)	11,871,049	62,917
Total common equity	58,840,752	$311,856
Total consolidated market capitalization		$573,594
Total combined market capitalization (3)		$909,819

(1)	Based on the closing price of $5.30 per share of TPGI common stock on June 30, 2013.

(2)	Includes operating partnership units and incentive units as of June 30, 2013.

(3)	Includes TPGI's share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.
Supplemental Financial Information
OTHER INFORMATION
Principal Corporate Office
Thomas Properties Group, Inc.
515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Phone: (213) 613-1900
Fax: (213) 633-4760
www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NYSE: TPGI
Chief Financial Officer	P.O. Box 43078
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com
Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo	Co-Chief Operating Officer and Director
Paul S. Rutter	Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Bradley H. Carroll	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director